Viad Corp Streamlines Corporate Development Efforts

Revised Structure Supports Efficient Execution of Strategic Growth Plan

PHOENIX, March 24, 2016 /PRNewswire/ -- Viad Corp (NYSE:VVI) today announced that it has streamlined its corporate development efforts to support a more efficient execution of its strategic growth plan. Steve Moster, president and chief executive officer of Viad and president of Viad's Marketing & Events Group (GES), will assume primary responsibility for the corporate development efforts of Viad and GES, while David Barry, president of Viad's Travel & Recreation Group, will have primary responsibility for that business unit. In connection with these changes, Viad's former Chief Corporate Development & Strategy Officer, Tom Kuczynski, has left the Company.

Moster said, "With a well-defined and proven growth strategy in place, we believe it makes sense to bring our corporate development efforts back under the management of our functional business leaders. We have strong and experienced leaders in place that are responsible for driving our strategic initiatives and who have been integrally involved in our acquisition activity – from deal sourcing, valuation and due diligence to successful integration. The Board and I are confident this is the right move for our business and our shareholders."

Moster continued, "I would like to thank Tom for his many contributions and his dedication to strategically advancing the company. During his tenure as our head of corporate development, we have made great progress against our strategic growth initiatives, completing 11 acquisitions that are proving to be strong additions to our business. And we have built a robust acquisition pipeline with additional opportunities to add capabilities in audio-visual and event technologies at GES and to continue scaling the Travel & Recreation Group."

Viad continues to make significant progress against its stated strategic growth initiatives to enhance shareholder value. GES is being transformed into the preferred, global full-service provider for live events by launching and acquiring new value-added services that complement the core business. In pursuit of this strategy, Viad acquired and integrated leading event technology platforms N200 (registration) and onPeak (accommodations), as well as Blitz, a leading provider of audio-visual services in the UK. These acquisitions are creating opportunities to capture greater market share and generate higher margins.

Viad's Travel & Recreation Group (T&R) is pursuing a path to more than double its size through "Refresh, Build, Buy" growth initiatives. Between 2010 and 2015, Viad added five lodging assets and one attraction to its T&R portfolio through a combination of acquisitions and internal development, helping to grow T&R revenue at a 10 percent cumulative annual growth rate during that time. And in early 2016, Viad completed two acquisitions for T&R that bring a combination of world-class attractions and leading hospitality assets in Jasper National Park in Canada and in and around Kenai Fjords and Denali National Parks in Alaska. The acquired assets are a strong fit with Viad's existing T&R operations, offering cross-selling opportunities and operational synergies in existing geographies and service lines.

About Viad

Viad (NYSE: VVI) generates revenue and shareholder value through two distinct business groups: the Marketing & Events Group (GES) and the Travel & Recreation Group (T&R). GES is a global, full-service live events company offering a comprehensive range of services to the world's leading brands and event organizers. T&R is a collection of iconic destination travel experiences that showcase the best of Banff, Jasper, Glacier, Denali and Kenai Fjords National Parks. Viad is an S&P SmallCap 600 company. For more information, visit the company's Web site at www.viad.com.

Forward-Looking Statements

As provided by the safe harbor provision under the Private Securities Litigation Reform Act of 1995, Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new or renewal business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad's businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, acquisitions, capital allocations, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including terrorist activities or war, a pandemic health crisis and international conditions, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad's annual and quarterly reports filed with the Securities and Exchange Commission.

Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.

Contact:
Carrie Long
Viad Corp
(602) 207-2681
IR@viad.com

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